UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2005

DESIGN WITHIN REACH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50807	94-3314374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 676-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 1, 2005, Design Within Reach, Inc. (the “Company”) entered into an offer of employment letter with Wanda Gierhart, the Company’s Executive Vice President of Marketing and Merchandising. The letter provides that if the Company terminates the employment of Ms. Gierhart for any reason other than for cause, she would be paid six months base salary as a salary continuance. The letter also provides that within one year of a change of control of the Company, if Ms. Gierhart is terminated for any reason other than for cause, all of her unvested options shall become immediately vested and exercisable and Ms. Gierhart would be paid six months base salary as a salary continuance.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description

	10.18	Offer of Employment Letter dated October 1, 2005 between Design Within Reach, Inc. and Wanda Gierhart

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2005	DESIGN WITHIN REACH, INC.

	By:	/s/ Ken La Honta
Ken La Honta Chief Operating Officer, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.18	Offer of Employment Letter dated October 1, 2005 between Design Within Reach, Inc. and Wanda Gierhart